EXHIBIT 5.1

OPINION OF MORGAN, LEWIS & BOCKIUS LLP

September 16, 2024

United States Lime & Minerals, Inc.

5429 LBJ Freeway

Suite 230

Dallas, Texas 75240

Re:    Registration Statement on Form S-8 under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

We have acted as special Texas counsel to United States Lime & Minerals, Inc., a Texas corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) for the registration of the offer and sale of up to 750,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”), subject to adjustment, pursuant to the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan (as amended to date, the “2001 Plan”).

We have examined the Registration Statement, the Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, the 2001 Plan, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.  As to matters of fact, we have relied upon representations of officers and representatives of the Company.  In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.  This opinion is limited in all respects to the Texas Business Organizations Code as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications, limitations, and assumptions stated herein, it is our opinion that, when issued and delivered to eligible participants pursuant to and in accordance with the 2001 Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP